As filed with the Securities and Exchange Commission on December 12, 2025

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

LUMEXA IMAGING HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	41-2605845
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

4200 Six Forks Road

Suite 1000

Raleigh, North Carolina 27609

(Address of principal executive offices) (Zip Code)

LUMEXA IMAGING HOLDINGS, INC. 2025 EQUITY AND INCENTIVE PLAN

LUMEXA IMAGING HOLDINGS, INC. 2025 EMPLOYEE STOCK PURCHASE PLAN

(Full title of the plans)

Caitlin Zulla

Chief Executive Officer

Lumexa Imaging Holdings, Inc.

4200 Six Forks Road

Suite 1000

Raleigh, North Carolina 27609

(919) 763-1100

(Name, address and telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☐

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This Registration Statement on Form S-8 (this “Registration Statement”) is being filed by Lumexa Imaging Holdings, Inc., a Delaware corporation (the “Registrant”), relating to (i) 11,768,598 shares of the Registrant’s common stock, par value $0.001 per share (the “Common Stock”), that may be issued under the Lumexa Imaging Holdings, Inc. 2025 Equity and Incentive Plan (the “2025 Equity Plan”), including 5,667,759 shares of Common Stock issued as replacement awards under the 2025 Equity Plan, and (ii) 2,033,613 shares of Common Stock that may be issued pursuant to the Lumexa Imaging Holdings, Inc. 2025 Employee Stock Purchase Plan (together with the 2025 Equity Plan, the “Plans”).

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

All information required by Part I to be contained in the prospectus is omitted from this Registration Statement in accordance with the explanatory note to Part I of Form S-8 and Rule 428 under the Securities Act of 1933, as amended (the “Securities Act”). Documents containing the information required by Part I of the Registration Statement will be sent or given to participants in the applicable Plan as specified by Rule 428(b)(1) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The Registrant hereby incorporates by reference in this Registration Statement the following documents and information previously filed with the Securities and Exchange Commission (the “Commission”):

(1)

The Registrant’s final prospectus, dated December 10, 2025, and filed with the Commission on December  12, 2025 pursuant to Rule 424(b)(4) under the Securities Act in connection with the Registrant’s initial public offering Registration Statement on Form S-1 (File No. 333-291590); and

(2)

The description of the Common Stock included in the Registrant’s Registration Statement on Form 8-A, filed with the Commission on December 11, 2025, pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including any subsequent amendments or reports filed to update such description.

All documents subsequently filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the respective dates of filing of such documents (such documents, and the documents enumerated above, being hereinafter referred to as “Incorporated Documents”); provided, however, that documents or information deemed to have been furnished and not filed in accordance with the rules of the Commission shall not be deemed incorporated by reference in this Registration Statement.

Any statement contained in an Incorporated Document shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed Incorporated Document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Directors and Officers.

The Registrant is incorporated under the laws of the State of Delaware. Reference is made to Section 102(b)(7) of the General Corporation Law of the State of Delaware (the “DGCL”), which enables a corporation in its original certificate of incorporation or an amendment thereto to eliminate or limit the personal liability of a director for violations of the director’s fiduciary duty, except (1) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) pursuant to Section 174 of the DGCL, which provides for liability of directors for unlawful payments of dividends or unlawful stock purchase or redemptions, (4) for any transaction from which the director derived an improper personal benefit or (5) in any action by or in the right of the corporation against an officer.

Section 145(a) of the DGCL provides, in general, that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), because he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding, if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

Section 145(b) of the DGCL provides, in general, that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor because the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made with respect to any claim, issue or matter as to which he or she shall have been adjudged to be liable to the corporation unless and only to the extent that the adjudicating court determines that, despite the adjudication of liability but in view of all of the circumstances of the case, he or she is fairly and reasonably entitled to indemnity for such expenses which the adjudicating court shall deem proper.

Section 145(g) of the DGCL provides, in general, that a corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of his or her status as such, whether or not the corporation would have the power to indemnify the person against such liability under Section 145 of the DGCL.

The Registrant’s amended and restated certificate of incorporation provides that no director or officer of the Registrant shall be personally liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director or officer, except to the extent such exemption from liability or limitation thereof is not permitted under the DGCL, as it presently exists or may later be amended from time to time. In addition, the Registrant’s amended and restated certificate of incorporation provides that if the DGCL is amended to authorize the further elimination or limitation of the liability of directors, then the liability of a director of the Registrant shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended.

The Registrant’s amended and restated certificate of incorporation provides that any amendment, repeal or modification of such article unless otherwise required by law will not adversely affect any right or protection existing at the time of such repeal or modification with respect to any acts or omissions occurring before such repeal or amendment of a director serving at the time of such repeal or modification.

The Registrant’s amended and restated certificate of incorporation provides that the Registrant indemnify each of its directors and officers to the fullest extent permitted by the DGCL as the same may be amended. The Registrant’s amended and restated certificate of incorporation provides for the advancement of expenses to each of its directors in advance of the final disposition of any related proceeding.

In addition, the Registrant’s amended and restated certificate of incorporation provides that the right of each of its directors and officers to indemnification and of its directors to advancement of expenses shall not be exclusive of any other right now possessed or hereafter acquired under any statute, provision of the charter or bylaws, agreement, vote of stockholders or disinterested directors or otherwise. Furthermore, the Registrant’s amended and restated certificate of incorporation authorizes the Registrant to provide insurance for its directors and officers against any liability, whether or not the Registrant would have the power to indemnify such person against such liability under its amended and restated certificate of incorporation or otherwise.

The Registrant entered into indemnification agreements with each of its directors and its executive officers. These agreements provide that the Registrant indemnifies each of its directors and such officers to the fullest extent permitted by law.

The Registrant also maintains a general liability insurance policy which covers certain liabilities of directors and officers of the Registrant arising out of claims based on acts or omissions in their capacities as directors or officers.

Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits

Exhibit Number	Description

4.1	Amended and Restated Certificate of Incorporation of Lumexa Imaging Holdings, Inc. (incorporated by reference to Exhibit 3.2 to the Registrant’s Registration Statement on Form S-1 (Registration No. 333-291590), filed with the Commission on November 17, 2025).

4.2	Amended and Restated Bylaws of Lumexa Imaging Holdings, Inc. (incorporated by reference to Exhibit 3.4 to the Registrant’s Registration Statement on Form S-1 (Registration No. 333-291590), filed with the Commission on November 17, 2025).

4.3*	Lumexa Imaging Holdings, Inc. 2025 Equity and Incentive Plan.

4.4*	Lumexa Imaging Holdings, Inc. 2025 Employee Stock Purchase Plan.

5.1*	Opinion of Sidley Austin LLP with respect to the validity of the securities being registered hereby.

23.1*	Consent of PricewaterhouseCoopers LLP.

23.2*	Consent of PricewaterhouseCoopers LLP.

23.3*	Consent of Sidley Austin LLP (included in Exhibit 5.1).

24.1*	Power of Attorney (included on the signature page of this Registration Statement).

107*	Filing Fee Table

*	Filed herewith.

Item 9. Undertakings.

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Raleigh, North Carolina, on the 12th day of December, 2025.

Lumexa Imaging Holdings, Inc.

By:	/s/ Caitlin Zulla
Caitlin Zulla
Chief Executive Officer

POWER OF ATTORNEY AND SIGNATURES

Each of the undersigned officers and directors of Lumexa Imaging Holdings, Inc. does hereby severally constitute and appoint Caitlin Zulla and J. Anthony Martin, and each of them acting alone, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution in each of them for him or her and in his or her name, place and stead, and in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission and any applicable securities exchange or securities self-regulatory body, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them or their or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ Caitlin Zulla Caitlin Zulla	Chief Executive Officer and Director (Principal Executive Officer)	December 12, 2025

/s/ J. Anthony Martin J. Anthony Martin	Chief Financial Officer (Principal Financial Officer)	December 12, 2025

/s/ James Walker James Walker	Chief Accounting Officer (Principal Accounting Officer)	December 12, 2025

/s/ Lee Cooper Lee Cooper	Chair of the Board	December 12, 2025

/s/ Molly Joseph Molly Joseph	Lead Independent Director	December 12, 2025

/s/ Brett Brodnax Brett Brodnax	Director	December 12, 2025

/s/ Glenn Eisenberg Glenn Eisenberg	Director	December 12, 2025

/s/ Bridget Karlin Bridget Karlin	Director	December 12, 2025

/s/ Dr. Matthew Lungren Dr. Matthew Lungren	Director	December 12, 2025

/s/ Dr. Robert Mittl Dr. Robert Mittl	Director	December 12, 2025

/s/ Brian Regan Brian Regan	Director	December 12, 2025